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                                                                    EXHIBIT 99.2

                              [FINANCIALWEB LOGO]

Contact Information:

For the Company:                       Investor Relations:
Lysle Wickersham                       Harvey Goralnick
President                              FOCUS Partners LLC
781-453-9650                           212-752-9445
lwickersham@financialweb.com           fweb@focuspartners.com
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              123JUMP ACQUIRES FINANCIALWEB ASSETS AND WEB SITE;
                        FINANCIALWEB CEASES OPERATIONS




New York - November 14, 2000 - Financialweb.com, Inc. (OTCBB: FWEB), a B2B provider of e-financial tools, information and content in English and Spanish, announced today that its principal secured creditor foreclosed on substantially all of the operating and intangible assets of the Company. Those assets were sold to 123Jump.com, a company in the financial content space with many synergies to the Company's business model. According to 123Jump.com, the FinancialWeb site will continue to run and provide content for its business-to-business customers. In a related action, the Company today ceased operations, the remaining employees of the Company were let go and management and the Board of Directors of the Company resigned.

The announcement came after a lengthy and exhaustive effort by the Board of Directors and management to both raise capital and explore other strategic alternatives dating back to late summer. These efforts included numerous discussions with possible financial institutions and investment bankers regarding financing and discussions with various third parties regarding a possible acquisition of the Company. Over the past three weeks, the Company worked with its principal secured creditor to raise the necessary funds to continue operations. In the end, however, the results of these efforts were insufficient as no party was prepared to provide capital or acquire the company on favorable terms. As a result, the Company defaulted on the Company's principal secured creditor's loans and it foreclosed on substantially all of the operating and intangible assets of the Company and sold such operating assets to 123Jump.com. Those operating assets included equipment, furniture, software, the FinancialWeb.com domain name, trade name, databases, customer lists, trademarks and all intellectual property.

The net proceeds from such sale exceeded the debt owed to the secured party and thus the secured party paid approximately $252,000 to the Company. The Company will use the funds to pay off certain obligations to its employees and to repay a portion of the obligations owed to the Company's trade creditors. Because of the existing debt and other obligations of the Company, no proceeds are expected to be available to distribute to the Company's preferred or common stockholders.
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According to 123Jump.com, the FinancialWeb site will continue to function and its business-to-business customers will receive content uninterrupted under the new ownership.

Because of the foreclosure of the assets and the shut down of operations, the Company may not have the ability to make any further filings with the Securities and Exchange Commission or to issue further public announcements.

"I am proud to have been part of building an award-winning site and launching a successful B2B business model. This is a world-class group of people who produced a great product." Stated Lysle Wickersham, President of FinanciaWeb, "I am pleased that we were able to find a great company like 123Jump to keep the site going."

This press release contains forward-looking statements covered within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements, including terminology such as "with many synergies to the Company's business model," "the FinancialWeb site will continue to run and provide content for its business-to-business customers," "no proceeds are expected to be available to distribute to the Company's preferred or common stockholders," and "the Company may not have the ability to make any further filings with the Securities and Exchange Commission or to issue further public announcements," are subject to risks and uncertainties, including, but not limited to, the impact of competitive products, product demand and market acceptance, new product development, reliance on third parties, fluctuations in operating results, as well as other risks, detailed in the Company's filings with the U.S. Securities and Exchange Commission.
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